As Filed With the Securities and Exchange Commission on July 8 , 2015

Registration No. 333-204347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 / A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 1

HUBILU VENTURE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

8748

(Primary Standard Industrial Classification Code Number)

47-3342387

(I.R.S. Employer Identification Number)

9777 Wilshire Blvd, Suite 804, Beverly Hills, CA 90212; Telephone Number - (310) 308-7887

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC.

1645 Village Center Circle, Suite 170, Las Vegas, NV 89134; Telephone: (310) 417-1866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Donald P. Hateley, Esq.

Hateley & Hampton

201 Santa Monica Blvd., Suite 300

Santa Monica, California 90401

(310) 576-4758

As soon as practical after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.001 par value per share	235,000 shares	$0.12	$28,200	$3.28

(1)	235,000 shares are being offered by the Selling Security Holders and bear no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

HUBILU VENTURE CORPORATION

235,000 SHARES OF COMMON STOCK BEING SOLD BY THE SELLING SECURITY HOLDERS

$0.12 per share

$28,200 Offering

We are registering 235,000 shares of common stock on behalf of certain selling security holders (“Selling Security Holders”) named under “Selling Security Holders” within this registration statement. The Selling Security Holders are selling all of the shares. The offering price for the shares will be $0.12 per share until the shares are quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or an exchange. The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange. There is no guarantee that the shares will ever be quoted on the OTCBB or an exchange.

The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We will not receive any proceeds from the sale of any of the shares held by the Selling Security Holders.

The offering will conclude on the earlier of when all 235,000 shares of common stock registered in this statement by the Selling Security Holders have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.

Prior to this offering, there has been no public trading market for the common stock. Our common stock is presently not traded on any market or securities exchange.

PLEASE READ THIS PROSPECTUS CAREFULLY.

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 10. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.12	$0.00	$0.00
Maximum	235,000	$0.12	$28,200.00	$0.00

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is July 8 , 2015

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Through and including August 2 , 2015 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current on as of its date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Hubilu Venture Corporation . As of the date of our most recent audit, March 31, 2015, we had $55,000 in total assets.

HUBILU VENTURE CORPORATION

Organization

We were incorporated in the State of Delaware as a for-profit company on March 2, 2015 and established a fiscal year end of December 31. On March 4, 2014, we filed a Certificate of Correction to the Certificate of Incorporation to correct our name to Hubilu Venture Corporation from Hubilu Venture Corp. On March 5, 2015, our incorporator adopted our bylaws and appointed our sole director. We were formed to provide consulting and advisory services to real estate professionals and investors to assist them in finding properties and evaluating them for purchase or leasing. We are not a real estate brokerage firm and do not engage in real estate brokerage activities. Our services are limited to research and analysis of real estate properties and advising clients on the best use of their real estate assets.

On March 5, 2015, we issued 25,000,000 shares of our common stock, valued at $0.001 per share, to our founder, David Behrend for $75,000 in cash or $0.003 per share. On April 30, 2015, Mr. Behrend transferred his shares to Jacaranda Investments, Inc., a Wyoming corporation, which he owns 100% of, in exchange for 30,000 shares of Jacaranda’s common shares. From April 7, 2015 to May 7, 2015, we sold and issued 235,000 shares of our common stock at a price of $0.10 per share for $23,500 to 40 individuals and issued 191,500 shares of our common stock to 12 individuals for services rendered valued by our sole director at a price of $0.10 per share. Presently, we estimate our monthly burn rate is approximately $4,500 per month, which consists of general and administrative expenses and professional fees . We believe that our present capital is insufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $55,000 in either cash or our common stock to accomplish the goals set out in our plan of operation, which we intend for fund from the recent sale of our common stock as well as advances from our majority shareholder, which has orally agreed to advance our working capital, if necessary . We also intend to use our common stock to accomplish these goals in order to conserve our cash if we are able to negotiate the payment for services with our shares. To the extent we are unable to accomplish our goals with the issuance of common stock for services and products, then we use our capital or we will borrow funds from our majority shareholder, which has orally agreed to advance us the necessary working capital. We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds.”

Our principal business, executive and registered statutory office is located at 9777 Wilshire Blvd., Suite 804, Beverly Hills, CA 90212 and our telephone number is (310) 308-7887, fax (310) 550-7410 and email contact is info@hubilu.com . Our URL address is www.hubilu.com .

Business

We are a development stage enterprise that commenced operations in March 2015, which, until June 2015, has been limited to organizational and business development activities. We are real estate advisory and consulting company that assists real estate investor professionals, as well as established companies, with advisory and consulting services focused on providing research, analysis and acquisition opportunities to them. Our mission is to assist investors and professionals in the early stage analysis of market opportunities and the evaluation of properties prior to them committing capital for the purchase or the leasing of real estate properties. We intend to focus our initial marketing efforts in the commercial markets; however, we will also look at residential and income producing markets. We intend to use the Internet as well as the services of independent sales consultants to market our services to investors and professionals in Southern California with our initial efforts focused in Beverly Hills and Los Angeles. We have had limited operations and have limited financial resources. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and early losses raise substantial doubt about our ability to continue as a going concern.” Our operations from March 2015 to June 2015 have been devoted primarily to start-up, development and operational activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various target real estate professionals and investors to market our services;
4.	Research on marketing channels/strategies for our services;
5.	Secured our website domain www.hubilu.com and beginning the development of our initial online website; and
6.	Research on services and the pricing of our services.

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Commencing in June 2015, we engaged our first client, 112 South Eucalyptus Avenue, LLC, to assist it in evaluating the best use of its property. We are also in negotiations with Camden Realty Group, a real estate brokerage firm, to provide consulting services to it and to have it provide brokerage services to our clients.

We intend to provide services to target investors and professionals with the mission to assist them in investment and property evaluation strategies and provide hands-on support to reduce evaluation time and resources and increase the speed for them to determine whether to proceed with a real estate lease or investment. Besides general property evaluation services, we intend to offer services to assist the principals with property development ideas and investment structure.

Our goal is to assist investors by providing them with the property opportunities, analysis and guidance to enhance their ability to purchase or lease real estate. We are not real estate brokers and do not intend to offer brokerage services. We intend to initially target businesses in Southern California.

Market Opportunity

We believe the real estate consulting and advisory industries are sectors of the U.S. economy, which have seen increased activity since interest rates are at their current levels. We believe that an attractive opportunity exists for a public company focused on assisting real estate investors and users in evaluating real estate opportunities and we intend to provide services. We intend to initially focus on the commercial real estate market.

The total value of U.S. commercial real estate assets was estimated to be $12 trillion at the end of 2012. Property sales in the commercial real estate sector for properties priced at $1 million and above reached over $340 billion, or approximately 37,000 transactions, in 2012. This was a 41% increase in dollar volume and 32% increase in the number of transactions over 2011, following a 32% increase in dollar volume and an 18% increase in the number of transactions over 2010.

Historically, the U.S. commercial real estate industry has tended to be cyclical. The commercial real estate market experienced a significant downturn from the 2007 peak to a trough in 2009, representing the most severe downturn in property sales since at least 1990. Since 2009, commercial property sales for transactions of $1 million and above have increased by 97% and dollar volume has increased by 235%. Such property sales in 2012, however, were still 16% below the 2007 peak in number of transactions and 32% below the peak in dollar volume. This cyclical upturn has been, and we believe will continue to be, primarily driven by attractive yields, improving property fundamentals and the availability and cost of financing.

Attractive Yields. According to Real Capital Analytics, average commercial real estate yields (capitalization rates) for the four major property types currently range from 4.0% to 7.0%, which compare favorably to alternative investments such as stocks and bonds. We believe these attractive yields are a key driver of improving capital inflows for commercial real estate investments.

Improving Property Fundamentals. Property fundamentals have improved since 2009, with multifamily properties in particular experiencing a strong recovery. We expect further increases in occupancy and rental rates in all four primary commercial real estate sectors of multifamily, retail, office and industrial properties.

Availability and Cost of Financing. The availability and low cost of debt financing has been a significant contributor to the recent improvement in the U.S. capital markets and the U.S. commercial real estate market. Low interest rates and improved access to capital are key factors fueling investment sales activity.

We analyze and intend to segment the commercial real estate market into three major segments by investment size and focus primarily on the private client segment:

●	Private client segment: properties with prices under $10 million;

●	Hybrid segment: properties with prices equal to or greater than $10 million and less than $20 million; and

●	Institutional segment: properties with prices of $20 million and above.

We intend to focus our business on the private client segment, as we believe it represents the largest and most active market segment in the commercial real estate investment industry. We believe private clients, many of whom are individuals and partnerships, are impacted by life or partnership changes that often override market and macroeconomic conditions. Due to these personal and partnership drivers, we believe properties in this segment exhibit a high turnover rate. We believe private clients often take advantage of rising prices to dispose of assets, refinance, acquire and/or exchange assets into new opportunities. The attractive financial results for property investment provide the opportunity for redeployment of capital, which supports a high number of sales transactions. Additionally, the private client segment is highly fragmented with a large number of buyers, sellers and properties in different geographic regions and sectors. We believe it is also the most underserved market segment and intend to offer our consulting services to private clients. We believe our competition will come from brokerage firms, consulting departments of accounting and consulting firms and other real estate advisory firms.

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Our Business Strategy

Our goal is to consult with real estate investors and professionals, as well as companies, by providing consulting and advisory services, which will allow the investors to focus on their core businesses. We believe that by consulting with investors prior to retaining a broker, we will generate client loyalty while we add value for our potential clients. The following are key elements of our strategy:

●	Guide our clients through the challenges of early analysis. We intend to help provide our clients with the research and analysis to minimize their time to evaluate properties. We believe that our services will reduce time, costs and accelerate the time to enable the client to purchase or lease real estate without the pressure of commission sales professionals. We believe that we can advise them by providing strategic guidance, access to local market intelligence and opportunities that may not exist through traditional listing services.

●	Apply a structured consulting process to our clients. Web-based technology is becoming increasingly capital-efficient, and our model is optimized to leverage this trend through the use of the Internet and various online research tools. By advising clients in the earliest stages of their evaluation of potential investments, we believe that we will allow them to achieve desired returns without the sales pressure or commissions associated with typical real estate transactions. We intend to use web-based applications to enable us to assist our clients.

●	Consult to diverse, innovative and dynamic clients. We believe that the low capital requirements to consult with our target clients, coupled with the various timelines of real estate investors, enable us to spread our resources across a wide spectrum of clients. Some clients will be interested in leasing while others will be interested in purchasing or pursuing joint ventures. By diversifying our target clients, we believe we will mitigate risk and enhance the value of our services to our clients.

We intend to provide consulting and advisory services to our clients for fee-based compensation. We will negotiate our fees on a case-by-case basis and intend to offer hourly rates and flat fees for our services.

We will provide a variety of services to client companies, including the following:

●	Analysis of current trends and transactions;

●	Consulting on structure and financing including corporate formation services;

●	Investment analysis of properties;

●	Marketing, branding and public relations with respect to leasing and branding;

●	Formulating operating strategies for the properties;

●	Formulating other strategies designed to maximize property values, including tenant analysis;

●	Relocation services;

●	Introductions to potential joint venture partners; and

●	Assisting in financial modeling.

We intend to derive income from our clients for the performance of these services.

Since March 2, 2015 (our inception) to March 31, 2015, we have not generated any revenues and have a net loss of $(20,842). In June 2015, our first client retained us. We anticipate that we will generat e revenues as we secure additional clients in the next twelve months. We believe that we have insufficient working capital to continue our operations for the next 12 months ; however, our majority shareholder has orally agreed to advance us our necessary working capital, if necessary . Our Selling Security Holders are offering for sale, 235,000 shares of common stock at an offering price of $0.12 per share. We currently have two officers and a sole director. These individuals allocate time and personal resources to us on a part-time basis and devote approximately 10 hours per week to us.

As of the date of this Prospectus, we have 25,426,500 shares of $0.001 par value common stock issued and outstanding, which is owned by 47 shareholders. We do not have any shares of preferred stock issued and outstanding. The aggregate market value of our common stock based on the offering price of $0.12 per share is $3,051,180. Our stockholders’ equity as of our most recent, which is March 31, 2015, is $54,158.

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THE OFFERING

We have 25,426,500 shares of common stock issued and outstanding and are registering 235,000 of these shares on behalf of 40 certain individuals (“Selling Security Holders”) named under Selling Security Holders within this registration statement. The Selling Security Holders may endeavor to sell all 235,000 shares of their common stock after this registration becomes effective. The price at which the Selling Security Holders offer their shares is fixed at $0.12 per share for the duration of the offering. We will not receive any proceeds from the sale of the common stock by the Selling Security Holders. This is a fixed price at which the Selling Security Holders may sell their shares until our common stock is quoted on the OTCBB, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities being offered by the Selling Security Holders, common stock, no par value:	235,000 shares of common stock, $0.001 par value issued to investors in a private placement.

Offering Price per Share by the Selling Security Holders:	$0.12 per share if and when the Selling Security Holders sell the shares of common stock.

Offering Period:	The offering will conclude when all 235,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.

Number of Shares Outstanding Before the Offering:	25,426,500 common shares are currently issued and outstanding. 235,000 of the issued and outstanding common shares are being offered for sale under this prospectus by the Selling Security Holders.

Minimum number of shares to be sold in this Offering:	None.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock of the Selling Security Holders. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, were approximately $55,000.

Termination of the Offering:	The offering will conclude when all 235,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.

Terms of the Offering:	The Selling Security Holders will sell the common stock offered in this prospectus upon the approval of this registration statement.

Trading Market:

None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of the common stock in the OTCBB; however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

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The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Security Holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	March 31, 2015
(audited)
Current assets	$55,000
Total assets	$55,000

Current liabilities	$842
Total liabilities	$842
Shareholders’ equity	$54,158

Operating Data:	March 2, 2015 (inception) through March 31, 2015
Revenues	$-
Operating expenses	$20,842
Net loss	$(20,842)
Net loss per share per common share – basic and diluted	$(0.00)
Weighted average number of shares outstanding – basic and diluted	25,000,000

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As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We had no operations and our accountants have issued us a “going concern” opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

We are subject to those financial risks generally associated with development stage enterprises. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations and will independently seek additional financing. However, we may be unable to obtain such financing. We are also subject to risk factors specific to our business strategy and the real estate consulting industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

Since we are a development stage enterprise, have just begun to generate revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We are a newly organized development stage enterprise that was incorporated in March 2015 and we have just begun to realize revenues. We have no established operating history upon which an evaluation of our future prospects can be made. From our inception on March 2, 2015 to March 31, 2015, we have incurred a net loss of $(20,842). Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the real estate consulting industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure clients, and real estate properties. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Our auditor’s report on our March 31, 2015, financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any funds. See “Audited Financial Statements - Auditors Report.”

Because we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors. We incurred a $(20,842) net loss for the period from inception to March 31, 2015 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our consulting services. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Our officers and directors have limited experience in the real estate consulting industry, which could prevent us from successfully implementing our business plan, and impede our ability to earn revenue.

Our officers and directors have experience in the real estate industry but limited experience in the consulting sector. While our president has been an agent, broker, property manager and principal, he has limited experience in real estate consulting to third parties. Our management’s lack of experience could hinder their ability to successfully consult on real estate projects that will result in clients retaining our services. It is likely that our management’s inexperience with real estate consulting will hinder our ability to earn revenue. Each potential investor must carefully consider the lack of experience of our officers and directors before purchasing our common stock.

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Our officers and directors lack experience in operating a public company, which could prevent us from successfully implementing our business plan and impede our ability to earn revenue.

Our officers and directors lack experience in operating a public company. While they have experience in operating companies, their lack of experience in operating a public company could hinder their ability to successfully comply with the reporting and other requirements imposed on public companies. It is likely that our management's inexperience with operating a public company will hinder our ability to earn revenue and comply with various reporting requirements. Each potential investor must carefully consider the lack of experience of our officers and directors before purchasing our common stock.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of David Behrend, our president, chief executive officer and sole director and Maurice Simone, our vice president and secretary. The loss of our officers and sole director, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any office/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. They have been, and continue to expect to be able to commit approximately 10 hours per week of their time, to the development of our business plan in the next six months. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to us and we would be unable to develop our business plan resulting in the business failure.

We do not maintain key person life insurance on our officers and sole director.

If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of March 31, 2015, we had $55,000 of cash on hand and total assets of $55,000. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic conditions and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the real estate projects that we may consult on could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from our consulting services, which could be suffer if clients are suffering from the economy. During weak economic conditions, we may not experience any growth if we are unable to obtain financing. If the domestic and/or international economy were to weaken, the demand for any real estate projects we may desire to consult on could decline, which could have a material adverse effect on our operating results and stock price.

In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

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We may be unable to adequately protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our consulting services and any intellectual property that we may develop in the future. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

If our real estate consulting assignments are not commercially successful and/or do not generate revenues, our business would fail.

Real estate projects involve substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of a real estate project for potential clients. It is impossible to predict the success of any project. The ability of a real estate project to be commercially successful can depend upon a variety of unpredictable factors, including:

●	Tenants or investors taste, which is always subject to change;

●	The quantity and popularity of other real estate projects in the vicinity;

●	The competition for real estate, through real estate brokers and other consultants; and

●	The fact that most real estate projects are marketed online.

For any of these reasons, the projects that we decide to present to clients or consult on may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made in our common stock.

The projects we may consult on might be more expensive to acquire than we anticipate.

We expect that future financing our clients may obtain, in addition to their equity, will provide the capital required to acquire target properties. Expenses associated with acquiring the properties or leasing them could increase beyond projected costs because of a range of factors such as an escalation in interest rates and other factors. In addition, unexpected circumstances sometimes cause acquisition costs to exceed budget.

Competition in the real estate consulting industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing projects. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors of their productions, either of which would materially and adversely affect our business, results of operation and financial condition.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The real estate consulting industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Federal and state governments may regulate certain aspects of the real estate industry. Our ability to cost effectively market our services as they related to real estate projects could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

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Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

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We have only one director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have one director, he has significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our sole director performs these functions and is not an independent director. Thus, there is a potential conflict in that sole director is also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We will rely upon consultants for web-development and maintenance of our website and the consultant may not maintain it in a manner that is necessary to promote and recruit personnel and potential clients effectively.

We are also heavily dependent on the web consultant to maintain and continue to expand our website. If the consultant does not fulfill his duties, we may not be able to find another consultant with specific expertise to expand our website.

We have developed a website that will help us attract personnel and clients. It is a basic website to located at www.hubilu.com . We intend to use the website as a promotional and recruiting tool for potential clients as well as a tool for soliciting projects to consult on with real estate owners. We intend to further expand our website in the next 45 – 60 days. If we do not further develop our website, we may not be able to adequately access clients or projects to develop consulting revenues.

RISKS ASSOCIATED WITH THIS OFFERING

The $0.12 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage enterprise that has just commenced operations, we expect to face substantial risks, uncertainties, expenses and difficulties. We were formed on March 2, 2015. We have no demonstrable operations record, on which you can evaluate our business and prospects. As of the date of this prospectus, we have had only limited start-up operations and have just begun to generate revenues. We cannot guarantee that we will be successful in accomplishing our objectives. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

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If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

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Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

David Behrend, our chairman, chief executive officer and president, controls Jacaranda Investments, Inc., which owns 25,000,000 common shares representing 98.32% of the outstanding common stock. As a result, it effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. This insider also has the ability to delay or perhaps even block, by its ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our sole director has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

Our Certificate of Incorporation at Article Tenth provides for indemnification as follows: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

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All of the presently outstanding shares of common stock (25,426,500 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our sole director is not an independent director, we do not currently have independent audit or compensation committees. As a result, this sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

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We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities being registered pursuant to this registration statement on behalf of the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.12 per share. This price is significantly greater than the price paid by our officers and director and founder for common equity since our inception on March 2, 2015. Our officers and director and founder purchased shares at a price of $0.003 per share, a difference of $0.117 per share lower than the share price in this offering.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our Selling Security Holders.

SELLING SECURITY HOLDERS

We are registering, for offer and sale, shares of common stock held by 40 of our shareholders, which consist of the Selling Security Holders listed below. The Selling Security Holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

To date, we have not taken any steps to list our common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing. Moreover, if a public exchange grants us a listing for our common stock, the Selling Security Holders will be limited to selling the shares at $0.12 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the OTCBB or an exchange.

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The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. Other than Mark Salter, who is an underwriter, we are not aware of any Selling Security Holders being a broker-dealer or being affiliated with a broker-dealer. Each of the other Selling Security Holders may be deemed to be an underwriter in this offering.

NOTE: As of the date of this prospectus, Jacaranda Investments, Inc., a corporation controlled by David Behrend, Chairman, Chief Executive Officer, Chief Financial Officer, owns 25,000,000 common shares, which are subject to Rule 144 restrictions. There are currently 47 shareholders of our common stock.

We base the percentages determined in these calculations upon the 25,426,500 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
Daniel Dayani	6,500	0.03	5,000	1,500	0.01
Kerrin Behrend	35,000	0.14	5,000	30,000	0.00
Akselrod Family Trust	5,000	0.02	5,000	0	0.00
Pauline Akselrod (2)	10,000	0.04	10,000	0	0.00
Alex Katz	6,500	0.03	5,000	1,500	0.00
Azar Khazin	29,000	0.11	5,000	24,000	0.00
930 Rexford LLC (3)	5,000	0.02	5,000	0	0.00
Debra Coaloa (4)	5,000	0.02	5,000	0	0.00
Esteban Coaloa	25,500	0.10	5,000	20,000	0.00
Emuna Trust (5)	5,000	0.02	5,000	0	0.00
Sima Doron	5,000	0.02	5,000	0	0.00
George Gorgy	35,000	0.14	5,000	30,000	0.00
Morice Zelkha	5,000	0.02	5,000	0	0.00
Alina Soliman (6)	5,000	0.02	5,000	0	0.00
Fahd Soliman	5,000	0.02	5,000	0	0.00
Amir & Leila, LLC (7)	5,000	0.02	5,000	0	0.00
Gennady Grinblat	5,000	0.02	5,000	0	0.00
Nora Los LLC (8)	5,000	0.02	5,000	0	0.00
Harry Cohen	5,000	0.02	5,000	0	0.00
William Josephson	5,000	0.02	5,000	0	0.00
Alex Akselrod	5,000	0.02	5,000	0	0.00
Jessica Barrett (9)	5,000	0.02	5,000	0	0.00
Jonathan Barrett	5,000	0.02	5,000	0	0.00
Alexander Anguiano	10,000	0.04	10,000	0	0.00
Portofino Properties, LLC (10)	5,000	0.02	5,000	0	0.00
Damian Safdie	5,000	0.02	5,000	0	0.00
Christopher Bard	15,000	0.06	15,000	0	0.00
Hamid Shoohed	5,000	0.02	5,000	0	0.00
Lee Ruttenberg	5,000	0.02	5,000	0	0.00
Simon Barlava	5,000	0.02	5,000	0	0.00
Paula Chiocchi	5,000	0.02	5,000	0	0.00
Jack Gelnak	5,000	0.02	5,000	0	0.00
Leonard Gelnak	5,000	0.02	5,000	0	0.00
Nadsado Rouh	5,000	0.02	5,000	0	0.00
Esther Condon	15,000	0.06	15,000	0	0.00
Lorenzo Soria	5,000	0.02	5,000	0	0.00
Farshid Shoohed	5,000	0.02	5,000	0	0.00
Abraham Benelyahu	5,000	0.02	5,000	0	0.00
Armen Buniatyan	5,000	0.02	5,000	0	0.00
Gremes, Inc. (11)	10,000	0.04	10,000	0	0.00
	426,500	1.37%	235,000	191,500	0.00%

(1)	Based on 25,426,500 common shares outstanding prior to the primary offering .
(2)	Pauline Akselrod is the mother of Alex Akselrod, an adult.
(3)	Daniel Dayani has dispositive voting control over the shares owned by 930 Rexford, LLC.
(4)	Debra Coaloa is the spouse of Esteban Coaloa.
(5)	Daniel Dayani has dispositive voting control over the shares owned by Emuna Trust.
(6)	Alina Soliman is the spouse of Fahd Soliman.
(7)	Alina Soliman has dispositive voting control over the shares owned by Amir & Leila, LLC.
(8)	Fahd Soliman has dispositive voting control over the shares owned by Nora Los LLC.
(9)	Jessica Barrett is the spouse of Jonathan Barrett.
(10)	Esteban Coaloa has dispositive voting control over the shares owned by Portofino Properties, LLC.
(11)	Gerhard Gremes has dispositive voting control over the shares owned by Gremes, Inc.

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Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

As a group, the 40 Selling Security Holders are hereby registering 235,000 common shares. The price per share is $0.12 and will remain so unless and until the shares are quoted on the OTCBB or an exchange.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange.

The shares owned by all of our shareholders, which includes the Selling Security Holders and our officers, director and founder, were acquired in several issuances. On March 5, 2015, we sold 25,000,000 shares of its common stock, $0.001 par value, to our president and sole director at $0.003 per share, in consideration of $75,000 cash. From April 7, 2015 to April 29, 2015, we issued a total of 426,500 common shares for cash consideration of $23,000 , or $0.10 per share, which was accounted for as a purchase of common stock and 191,500 shares for services rendered valued at $0.10 per share for share-based compensation, which our sole director deemed fair and reasonable.

In the event the Selling Security Holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the Selling Security Holders.

None of the Selling Security Holders have either (1) had a material relationship with us, other than as a shareholder as noted above, at any time since March 2, 2015 (inception) or (2) ever been an officer or director of us.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the filing of our registration statement of which this prospectus is a part. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

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The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1.	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we do not believe we are a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

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No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,”“expects,”“intends,”“plans,”“anticipates,”“estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period from March 2, 2015 (inception) to March 31, 2015, together with notes thereto, which are included in this registration statement on Form S-1.

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Impairment of long-lived assets

We, when applicable, continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

We recognize revenue when services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until we are either no longer an “emerging growth company” or we affirmatively and irrevocably opt out of the extended transition period. As a result of our election to rely on the extended transition period, our financial statements may not be comparable to the financial statements of other public companies. During this extended transition period we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period for March 2, 2015, (inception) through March 31, 2015, together with notes thereto, which are included in this registration statement on Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

For the period from March 2, 2015 (inception) to March 31, 2015

Results of Operations

Revenues. We had no revenues for the period from March 2, 2015 (inception) to March 31, 2015. We hope to generate revenues as we continue operations and implement our business plan.

Operating Expenses. For the period from March 2, 2015 (inception) to March 31, 2015, our total operating expenses were $20,842. Our operating expenses were comprises of general and administrative expenses of $842 and professional fees of $20,000.

Net Loss. For the period from March 2, 2015 (inception) to March 31, 2015, our net loss was $(20,842).

Liquidity and Capital Resources. In March 2015, we issued 25,000,000 shares of common stock to our founder at a price of $0.003 per share for $75,000. We used those proceeds to pay for operating and offering expenses. In April 2015, we issued 426,500 shares of common stock to our founder at a price of $0.10 per share for $21,500. We will use those proceeds to pay for operating expenses.

As of March 31, 2015, we had liabilities of $842, all of which were represented by accounts payable to a vendor. We had no other long-term liabilities, commitments or contingencies.

Plan of Operation

We were incorporated in the State of Delaware on March 2, 2015. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has just begun to generate revenue and just recently started our operations. If we are unable to successfully continue to find customers who will engage us to provide real estate consulting services, we may quickly use up our working capital.

Our business strategy is to market our website ( www.hubilu.com ) whereby potential real estate users and investors will be able to review our consulting services and engage us. We will develop our presence on various e-commerce sites focused on the real estate, consulting and advisory industries as well as on mainstream sites such as Facebook, Twitter, and LinkedIn. We are also focusing on expanding our referral network by targeting other advisors such as lawyers, accountants, insurance agents, financial planners and other service professionals.

The number of companies, which we will be able to provide services to will depend upon the success of our marketing efforts through our website and our referral network.

Our business is advising and consulting with real estate users and investors by providing consulting services to support to their leasing or acquisition strategies. We intend to advise them on their capital formation, consulting with jurisdictional issues, property taxes, zoning, corporate structure, administrative functions, such as bookkeeping, accounting, regulatory compliance and reporting, valuation and other administrative tasks that real estate users and investors may not be familiar with or desire to operate internally.

We intend to work collaboratively with real estate users and investors, as well as their existing advisors, to assist them in the proper structure around proposed leases, development or acquisitions. We believe that by providing guidance and support to our potential clients and assisting them in structuring their leases, developments or acquisitions we believe we will enable them to achieve increased returns. We intend to partner and work with professional and technical advisors that have knowledge and expertise in real estate investors. To the extent that our potential clients request our assistance in seeking capital or accessing the capital markets, we intend to introduce them to the appropriate advisors who have the requisite expertise in the various areas that may require such expertise.

Our founder has access to strategic relationships with real estate investors, financial firms, investment bankers, brokers, individual and institutional investors as well as accountants and attorneys. Our founder has invested his capital in the real estate markets and has experience with real estate investing and management. We believe that a properly structured real estate transaction eases the ability to attract the equity capital from investors thereby allowing the necessary capital to develop or acquire the properties.

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We may conduct limited research and development of additional services to offer. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to offer consulting services to real estate users and investors. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital upon the completion of this offering. Our operations will be limited due to the limited amount of funds on hand and the working capital, if necessary, our majority shareholder has orally agreed to advance us. Upon completion of our public offering, our specific goal is to profitably sell our consulting and advisory services. Our plan of operations following the completion is as follows:

Expand and Enhance Our Website

Time Frame: 1st to 3rd months.

Material costs: $3,000 to $5,000.

We intend to further develop and enhance our website. Our sole director and president, David Behrend, will be in charge of overseeing the further development and expansion of our website and the consulting and advisory services we intend to offer. As of the date of this prospectus we have identified and secured the domain name www.hubilu.com . We hired a web designer to help us with the development and functionality of the website and intend to continue to enhance it. We do not have any written agreements with any web designers at current time. The website expansion costs, including site design and implementation will be approximately $3,000 to $5,000. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential referral sources and clients

Time Frame: 3rd to 6th.

No material costs.

Now that our website is operational, we have contact ed and start ed negotiation s with potential clients and referral sources. In June 2015, we engaged our first client. We will negotiate terms and conditions of collaboration . At the beginning, we plan to focus primarily on local advisors such as attorneys, accountants, insurance agents, title officers and financial planners. We do not expect to compensate any referral sources and will offer reciprocal referrals to any source that is willing to refer us clients ; however, we may decide to compensate referral sources on a case-by-case basis . Then we plan to expand our target market to other service providers and investment professionals such as investment bankers. This activity will be ongoing throughout our operations. Even though the negotiation with potential customers and referral sources will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations. We do not expect to enter into formal written agreements with our referral sources and intend for these agreements to be oral. We intend to enter into real estate consulting agreements with our clients that will set forth the scope of services we agree to with these clients and provide for the hourly or flat rate billing arrangements.

In the future, when/if we have available resources, operating history and experience, we plan to contact larger referrals sources that have more established clients. However, we anticipate encountering many market barriers in becoming a service provider to clients of large established professionals. Our competitors have gained customer loyalty and brand identification through their long-standing advertising and customer service efforts. This creates a barrier to market entry by forcing us to spend time and money to differentiate our product in the marketplace and overcome these loyalties. The large established service providers may require capital investments in personnel. Considering our lack of operating history and experience in being a real estate consulting firm, we may never become a consultant to large established clients.

Commence Marketing Campaign

Time Frame: 6th - 12th months.

Material costs: $10,000- $15,000 .

At the same time as we start negotiation process with potential clients and our website is operational, we will begin to market our services. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in real estate and consulting to showcase our services with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use Internet promotion tools on real estate and consulting websites as well as on Facebook and Twitter to advertise our services. We intend to spend from $10,000-$20,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. Our campaign will consist of soliciting clients by offering to provide real estate consulting services to clients with an emphasis on research and analysis.

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Even if we are able to obtain sufficient number of consulting agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson or Independent Contractors

Time Frame: 6th-12th months.

Material costs: $5,000- 7,500 .

We eventually intend to hire one consultant with good knowledge and broad connections in the real estate consulting industry to introduce our services. The salesperson’s job would be to find new potential clients, and to set up agreements with customers and referral sources to engage our consulting services. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st-6th month we should have developed our website. After this point we should be ready to start more significant operations and start selling our consulting services. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

David Behrend, our president, will be devoting approximately ten hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Behrend has orally agreed to commit more time as required. Because Mr. Behrend will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations. Mr. Behrend has orally agreed to limit his responsibilities at Camden Realty to providing brokerage services to customers that do not require consulting services.

Estimated Expenses for the Next Twelve Months

The following provides an overview of our estimated expenses to fund our plan of operation for the next twelve months.

Description	Expenses

SEC reporting and compliance	$6,000
Website expansion	$3,000 to $5,000
Marketing and advertising	$10,000 to 15,000
Advances to independent contractors	$5,000 to $7,500
Other expenses	25,000

We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $55,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole director, our other director or our shareholders. Mr. Behrend, our sole director, has orally agreed to advance us any necessary capital. However, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure additional personnel and marketing funds, those funds would be allocated as follows:

Our management may hire full or part- time employees or independent contractors over the next six (6) months; however, at the present, the services provided by our officers and director appears sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these two individuals and can be supplemented by engaging independent contractors. Our management’s responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur any material research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officer or directors. Additionally, we believe that this fact shall not materially change.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

BUSINESS

We were incorporated under the laws of the State of Delaware on March 2, 2015, with fiscal year end in December 31. We are a development stage company that has just begun to generate revenue s and just recently started our operations. If we are unable to successfully find customers who will engage us to provide real estate consulting services, we may quickly use up the proceeds from our recent private offering.

Our business is advising and consulting with real estate users and investors that are looking into use or purchase real estate. We intend to advise them on the capital formation, consulting with city and planning issues, marketing the properties to tenants, administrative functions, such as city taxes and licenses, accounting, regulatory compliance and reporting, valuation and other administrative tasks that they may not be familiar. We envision ourselves as advisors and consultants to empower them to achieve their real estate objectives by providing them with financial and management guidance to help them succeed in the real estate markets.

We intend to work closely with the investors’ senior legal and other advisors that have vast knowledge in the real estate process. We intend to work with will assist them understand the value of the particular real estate assets and build a proper structure around it to help create a fair value. We believe that by providing guidance and support to our potential clients and assisting them in structuring a real estate transaction and proper valuation will allow them to access capital.

Since beginning operations in March 2015, we have just begun to earn revenues and provide real estate consulting services . We have incurred a loss of $22,842 as of March 31, 2015. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Our chief executive officer and director, David Behrend, and our other officer, Maurice Simone, are our only personnel. Mr. Behrend and Mr. Simone will devote at least ten hours per week to us but may increase the number of hours as necessary. We expect our future sales to be derived from their relationships, advertising on the Internet and third party referrals. We intend to advertise our consulting services on the Internet and market them to third party referral sources.

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In March 2015, the Company issued 25,000,000 common shares to David Behrend, our chairman, chief executive officer and president for $75,000 in cash or $0.003 per share in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act. On April 30, 2015, Mr. Behrend transferred his shares to Jacaranda Investments, Inc., a corporation, which he owns and controls. On March 4, 2015, we filed a certificate of correction to our certificate of incorporation to correct a spelling mistake in our certificate of incorporation.

We have not established or attempted to establish a source of equity or debt financing other than our initial capitalization from our founder and the sale of securities in April and May 2015. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and has minimal liquidity, which raises substantial doubt as to its ability to continue as a going concern.”

Our administrative office is located at 9777 Wilshire Blvd., Suite 804, Beverly Hills, CA 90212, which one of our shareholders provides to us without cost.

Our fiscal year end is December 31.

We began operations in March 2015 and intend to market real estate consulting services to real estate users and investors that typically lack in house professional assistance or want to seek an alternative to commission brokers. From March 2015 to June 2015 , o ur operations were devoted primarily to start-up, development and operational activities, which include d:

2.	Formation of the Company;
3.	Development of our business plan;
4.	Evaluating various target real estate professionals and investors to market our services;
5.	Research on marketing channels/strategies for our services;
6.	Secured our website domain www.hubilu.com and beginning the development of our initial online website; and
7.	Research on services and the pricing of our services.

In June 2015, we entered into a consulting agreement with our first client, 112 South Eucalyptus Avenue, LLC. Our majority shareholders is a minority shareholder in 112 South Eucalyptus Avenue, LLC. In the second quarter of 2015, we focus ed our business operations on the development of our website and the real estate consulting services we plan to offer to real estate investors and commenced our plan of operation. We plan to utilize our website to promote our services to real estate users and investors. We anticipate promoting our services by advertising our website and marketing to service professional such as lawyers and accountants, title companies and real estate support service firms.

Our founder has access to strategic relationships with financial firms, investment bankers, real estate investors, real property users, individuals as well as accountants and attorneys. We intend to advise our clients on strategic real estate transactions, provide an understanding of how the real estate capital markets work in Southern California, while creating opportunities for real estate investors through our relationships. Our founder has invested their capital in the real estate markets and has experience in this sector. We believe that a properly structured real estate transaction eases the ability to attract the financing and private real estate investors. We believe that a properly structured, funded, and managed transaction with capable management allows the investor to benefit from our advice. This process allows us to work with the investment community helping them understand our process and the real estate market while simultaneously gaining exposure to investment capital.

We may conduct limited research and development of additional services to offer. Further we do not expect significant changes in the number of employees. Our plan of operations is as follows:

Principal Services

We intend to consult with real estate users and investors and assist them with a variety of consulting and analytical services. We also intend to advise them about the possibilities of raising capital, and seeking strategic market opportunities.

Potential clients may face a number of options when seeking advice for the capital markets and we intend to advise them in of various options, providing them with the administrative support, and help prepare them to be ready to present to potential investors, strategic partners and customers.

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Real Estate Consulting Services

We also intend to offer services to both public and private clients that support complex business challenges with a pragmatic approach across all real estate sectors initially focusing on the commercial sector with private clients. Our management believes that they can assist real estate investors and professionals with advice that will enable them to improve performance, drive property value and mitigate risk. In addition, our management will offer advice and leadership to ensure strategies for long-term success.

The following are some the business benefits we intend to offer to potential clients:

●	Financial Management – Project management, budget process planning, risk management, financial modeling.

●	Real Estate Business Planning – Annual plan writing and modeling, presentation development.

●	Strategic Development – Market strategy, short term and long term planning, human resources strategy.

●	Site and Location Search, Identification and Set-Up – Local funding negotiations, supplier assessment and sourcing, site management.

●	Business Organization Structure and Process Development – Legal entity review, leadership and senior management organization design, total organization design.

●	Organization Development – Leadership and organization effectiveness and performance management, project management design.

We intend our research and advisory services are designed to assist clients in forming their investment strategy and making buy-sell-hold decisions. We intend to fully integrate our research with our client dialogue, client relationship development and maintenance and transaction execution. We intend to coordinate our advisory services with both our sales and financing professionals and we intend to design them to provide customized analysis and increase customer loyalty and long-term transaction volume.

Marketing and Communication Support Services

We intend to assist our clients to optimize the impact of their financial decisions and property evaluation efforts. By optimizing this service, we will help facilitate the rapid dissemination of high impact and high quality information.

The following are some of the marketing and communications services we intend to offer to our potential clients:

●	Identity & Brand Management – We will assist management with brand identity and brand management in the context of the being a real estate investor and user. We will provide advice to aid our clients in the development of their own distinct brands around their real estate projects. We will work with client management to integrate the companies’ philosophy into a comprehensive suite of communication materials that provides the foundation of a successful communications strategy.

●	Websites - Our goal is to make it easy for users and investors to find the desired information about real estate opportunities quickly and efficiently. We intend to assist our clients in the design and building of websites that emphasize meaningful content around a user-friendly and intuitive presentation and navigation thereby enabling investors that use the web on a 24-hour basis to evaluate the client and its real estate opportunities, which are the core of communications and central to marketing efforts.

●	Investor Presentations – We intend to assist our clients with their “first impression” to real estate user, investors or financing sources. We believe that first impressions count and are critical when communicating with real estate investors and end users. The ability to clearly communicate a client’s value proposition is critical to generating leasing or sales interest.

●	Printed and Electronic Information – we intend to offer creation and productions services from simple highlight sheets to multi-page brochures, which we intend to design to be delivered through traditional print press or email campaigns.

We believe that the services we intend to offer to our future clients will be quality, value added services that will enable long term success for them and us.

Financing Strategy

Our ability to increase our revenues and market our services will dependent on additional outside financing, advances from our majority shareholder and reinvesting our profits. Primary responsibility for the overall planning and management of our services will rest with our management. For each service we plan to offer, management will need to assess the market and our needs to offer such consulting or advisory services at cost-effective prices to real estate investors and users. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever offer services on cost-effect terms.

Competition

The real estate advisory and consulting services industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service, such as real estate brokerage firms, accounting firms, law firms, consultants as well as many companies that have greater financial and other resources than us.

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The major competitive factors in our business are the timeliness and quality of service, the quality of work product the clients desire and price. Our ability to compete effectively in providing customer service and quality services depends primarily on the level of training of our future staff, the utilization of computer software and equipment and the ability to deliver our services in an effective and timely manner. We believe we will compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Intellectual Property Rights

We do not currently have any intellectual property rights.

Our Website

Our website is located at www.hubilu.com and, provide s a description of our company, our services, mission statement along with our contact information including our address, telephone number and e-mail address.

Dependence On Customers

We have signed an agreement with our first customer .

Trademarks And Patents

We do not have any registered trademarks or patents.

Need For Any Government Approval Of Principal Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the services we intend to provide to customers may be subject to U.S. and local government regulations.

Research And Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers and directors who devote their time as needed to our business and expect to devote 10 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 9777 Wilshire Boulevard, Suite 804, Beverly Hills, CA 90212. We do not have a written lease with the landlord and one of our shareholders provides us with space, on a month-to-month basis, for no cost.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director serves until his successor is elected and qualified. Our director elects our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)
David Behrend	47	Chairman, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer

Maurice Simone	55	Vice President and Secretary

The persons named above have held their offices/positions since March 5, 2015 and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. David Behrend, Chairman, President, Chief Executive Officer, and Chief Financial Officer

David Behrend is our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary and has served in that capacity since March 5, 2015. Starting with his first real estate acquisition in 1997, Mr. Behrend has worked over the past 18 years as a portfolio real estate buyer and real estate agent and broker. Mr. Behrend has completed over $75 million dollars in real estate transactions. From 1997 to 1998, Mr. Behrend was a California licensed real estate agent and, since 1998, Mr. Behrend has been a California licensed real estate broker. From 2013 to the present, he is a broker with Camden Realty Group and prior to his association with Camden was a broker with various other firms. In his capacity as an agent and broker, Mr. Behrend has completed approximately 250 real estate transactions with commercial and residential properties and has acted as a principal and property manager on numerous properties. From July 2014 to the present, Mr. Behrend has served as the Chairman and President of Jacaranda Investments, Inc., a real estate investment company and has management responsibility in its operations. In 1989, Mr. Behrend graduated from the University of Witwatersrand in Johannesburg, South Africa with a degree in Business Commerce majoring in law, economics and accounting. In 1990, Mr. Behrend graduated from the University of Witwatersrand in Johannesburg, South Africa with an Honors degree in Business Economics majoring in Finance and Marketing.

Mr. Maurice Simone, Vice President and Secretary

Maurice Simone, is our Vice President and has served in this capacity since March 5, 2015. Mr. Simone has years of transactional analysis experience and from October 2012 to the present has served as a Transaction Coordinator with Camden Realty Group where he assists the brokers with property analysis, client presentations, financial modeling, marketing and zoning analysis. From 2006 to 2012, Mr. Simone was a property manager with NIC Realty where he was responsible for the on-site management of 2 properties and oversaw their rehabilitation, marketing and advertising, leasing, tenant qualification, and maintenance.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and only one director and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

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Code of Business Conduct and Ethics

In March 31, 2015, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

Board of Directors

Our sole director holds office until the completion of his term of office, which is not longer than one year, or until his successor(s) have been elected. Our sole director’s term of office expires on March 31, 2016. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past five years, other than as set forth below, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

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(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

In March 2010, Mr. Behrend filed a petition for bankruptcy with the U.S. District Court for the Central District of California, Case No. 2:10-bk-21201-VK. In April 2011, the Case was converted to a Chapter 7 petition, Case No. 01:11-bk-11379-VK and in October 2012, Mr. Behrend received a discharge.

In June 2009, the Los Angeles City Attorney brought charges against Mr. Behrend, who was the majority member of a limited liability company that acted as a trustee for a trust, which controlled and managed a residential apartment building in Los Angeles. Mr. Behrend pled no contest to a misdemeanor charge of violating the habitability of an apartment building and received a fine, 300 hours of community service, 90 days electronic monitoring and 8 years probation. Mr. Behrend has completed all of the conditions of his sentence. His probation expires in June 2017.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from March 2, 2015 (inception) to March 31, 2015, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name And principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
David Behrend CEO, President, CFO and Director	2015	-	-	-	-	-	-	-	-

Maurice Simone, III, Vice President & Secretary	2015	-	-	-	-	-	-	-	-

We have no formal employment arrangement with Mr. Behrend or Mr. Simone at this time. Mr. Behrend’s and Mr. Simone’s compensation has not been fixed or based on any percentage calculations. Mr. Behrend will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. Mr. Behrend’s compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended March 31, 2015.

Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of March 31, 2015, we had 25,426,500 shares of common stock outstanding, which are held by 39 shareholders. There are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	David Behrend 9777 Wilshire Blvd., Suite 804 Beverly Hills, CA 90212	25,000,000	98.11%
Common Stock	Maurice Simone 9777 Wilshire Blvd., Suite 804 Beverly Hills, CA 90212	45,000	0.18%
	All Officers and Directors as a Group (2 persons)	25,000,000	98.29%

David Behrend will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Mr. Behrend, our chairman, president, chief executive officer, chief financial officer, and Mr. Simone, our vice president and secretary.

Our office and mailing address is 9777 Wilshire Blvd., Suite 804, Beverly Hills, CA 90212. There is no written lease agreement. Effective April 1, 2015, one of our minority shareholders has agreed to provide us with office space at no cost to us and therefore we will not incur any rent expense. We estimate that the approximate value of the space he is providing to be $300 per month and there is no written lease agreement for our use of this space, which he provides to us on a month-to-month basis.

On March 5, 2015, we sold 25,000,000 shares of our common stock to David Behrend, our president, chief executive officer, chief financial officer, and sole director. These shares were issued in for $75,000 in cash or $0.003 per share. On April 30, 2015, David Behrend transferred all of his shares to Jacaranda Investments, Inc., a corporation wholly owned by him in exchange for shares in that corporation.

Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;

●	disclose in any and all filings with the Securities and Exchange Commission, where required;

●	obtain disinterested directors’ consent; and

●	obtain shareholder consent where required.

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DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Delaware on March 2, 2015. We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value, in series as fixed by our sole director. As of the date of this prospectus, there are no preferred shares outstanding.

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. As of the date of this registration statement, there are 25,426,500 shares of our common stock issued and outstanding held by 47 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Certificate of Incorporation and Certificate of Amendment of Certificate of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock in series as fixed by our sole director with $0.001 par value per share. As of the date of this prospectus, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the sole director may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

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Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, FL 32725, having a telephone number of (813) 344-4490.

PLAN OF DISTRIBUTION

We are registering 235,000 shares of common stock for possible resale at the price of $0.12 per share. The percentage of the total outstanding common stock being offered by the Selling Security Holders is approximately 0.92% based upon the 25,426,500 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will not receive any proceeds from the sale of the shares by the Selling Security Holders. The price per share is $0.12 and will remain so unless and until the shares are quoted on the OTCBB or an exchange. The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange. However, our common stock may never be quoted on the OTCBB or listed on any exchange.

If and when the common stock is quoted on the OTCBB or listed on an exchange, the Selling Security Holders’ shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the Selling Security Holders. Further, the Selling Security Holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Selling Security Holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and any underwriters. Mark Salter, one of the Selling Security Holders, is an underwriter. Each of the other Selling Security Holders may be deemed to be an underwriter in this offering.

In the event that the Selling Security Holders enter into an agreement, after the effective date of this registration statement, to sell their shares through a broker-dealer that acts as an underwriter, we will file a post-effective amendment to this registration statement and file the agreement as an exhibit to the amended registration statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the registration statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this registration statement may be deemed to be an “underwriter” under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the Selling Security Holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

(a)	the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the Selling Security Holders, and

(b)	any discounts, commissions, and other items constituting compensation from the Selling Security Holders, and

(c)	any discounts, commissions, or concessions allowed, realized or paid to dealers, and

(d)	the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a Selling Security Holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the Selling Security Holder, or other person engaged in the distribution, is no longer a participant in the distribution.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. We do not have an agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. We intend to contact market makers in the future to file an application with FINRA on our behalf. There can be no assurance that a market maker will agree to file an application or that if one agrees to file an application that its application will be accepted by FINRA. If a market maker agrees to file an application with FINRA, we cannot estimate the time period that the application will require to be approved by FINRA.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

36

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

37

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of our registration statement, of which this Prospectus is a part, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the registration statement on Form S-1, of which this prospectus is a part. Nonetheless, even if we do not file a Form 8-A with the SEC, as of the effective date of our registration statement, we will become subject to certain Exchange Act obligations and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC at least through the end of the fiscal year in which our registration statement becomes effective. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing our Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

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INTEREST OF NAMED EXPERTS

Our audited financial statements for the period ended March 31, 2015 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from March 2, 2015 (inception) to March 31, 2015, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Anton & Chia, LLP, 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660 given on the authority of such firm as experts in accounting and auditing.

Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are the firm of Anton & Chia, LLP, operating from their offices located at 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold by our Selling Security Holders in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we have plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Hubilu Venture Corporation

9777 Wilshire Boulevard, Suite 804

Beverly Hills, CA 90212

Tel: (310) 308-7887

39

HUBILU VENTURE CORPORATION

FINANCIAL STATEMENTS

AS OF MARCH 31, 2015

AND FOR THE PERIOD FROM MARCH 2, 2015

(DATE OF INCEPTION) TO MARCH 31, 2015

40

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Hubilu Venture Corporation

We have audited the balance sheet of Hubilu Venture Corporation (the “Company”) as of March 31, 2015 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from March 2, 2015 (inception) through March 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and the results of its operations and its cash flows for the period from March 2, 2015 (Inception) through March 31, 2015 in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in Note 7 to the financial statements, the Company has no assets and incurred an accumulated deficit of $20,842 as of March 31, 2015. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia LLP
May 5 2015
Newport Beach CA

F-1

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

HUBILU VENTURE CORPORATION

Balance Sheet

March 31, 2015

ASSETS
Current Assets
Cash	55,000
Total Current Assets	55,000

TOTAL ASSETS	$55,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	842
Total Current Liabilities	842

TOTAL LIABILITIES	842

STOCKHOLDERS’ EQUITY
Preferred Stock, Authorized 10,000,000 preferred shares, $0.001 par, none issued and outstanding on March 31, 2015
Common Stock; Authorized 100,000,000 common shares, $0.001 par, 25,000,000 issued and outstanding on March 31, 2015	25,000
Additional paid-in capital	50,000
Total Common Stock	75,000
Deficit accumulated	(20,842)
TOTAL STOCKHOLDERS’ DEFICIT	54,158
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$55,000

The accompanying notes are an integral part of these financial statements.

F-2

HUBILU VENTURE CORPORATION

Statement of Operations

For the Period from March 2, 2015 (Inception) through March 31, 2015

March 2, 2015 (Inception) through March 31, 2015
Revenues:
Sales, net	-

Expenses

General & administrative expenses	$842
Professional fees	20,000

Total Expenses	$20,842

Net Loss for the Period	$(20,842)

Basic and diluted loss per common share	$(0.00)

Weighted average number of common shares outstanding Basic and diluted	25,000,000

The accompanying notes are an integral part of these financial statements.

F-3

HUBILU VENTURE CORPORATION

Statement of Cash Flow

For the Period from March 2, 2015 (inception) through March 31, 2015

Cumulative from March 2, 2015 (Inception) to March 31, 2015
OPERATING ACTIVITIES
Net Loss	$(20,842)
Adjustments to reconcile Net Income to net cash provided by (used for) operations:
Accounts Payable	842
Net cash used in Operating Activities	(20,000)

FINANCING ACTIVITIES
Issuance of common stock	75,000
Net cash provided by Financing Activities	75,000

Net cash increase for period	55,000
Cash, at beginning of period	-

Cash, at end of period	$55,000

Supplemental cash flow information:
Cash paid of interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-4

HUBILU VENTURE CORPORATION

Statement of Stockholders’ Equity

For the period from March 2, 2015 (inception) through March 31, 2015

			Additional
	Common Stock		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity

Balance at March 2, 2015 (Inception)	-	$-	$-	$-	$-

Founders’ shares, par value $0.0001, issued on March 2, 2015 at $0.002 per share	25,000,000	25,000	50,000	-	75,000

Net loss for the period	-	-	-	(20,842)	(20,842)

Balances, March 31, 2015	25,000,000	$25,000	$50,000	$(20,842)	$(54,158)

The accompanying notes are an integral part of these financial statements

F-5

Notes to Financial Statements

HUBILU VENTURE CORPORATION

Notes to the Financial Statements

March 31, 2015 and for the period from March 2, 2015 (inception) to March 31, 2015

NOTE 1 - NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Delaware on March 2, 2015, under the name Hubilu Venture Corp. and, on March 4, 2015, filed a Certificate of Correction to change the name to Hubilu Venture Corporation. The Company has limited operations and is developing a business plan to provide real estate consulting services clients in the United States. To date, its business activities have been limited to organizational matters and developing a website. It is in the development stages and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. As of March 31, 2015, the Company does not have any cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

F-6

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company‘s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2015.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Revenue Recognition

The Company‘s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

F-7

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3–INCOME TAXES

As of March 31, 2015, the Company had a net operating loss carry forward of $20,842 that may be available to reduce future years’ taxable income through 2034.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of March 31, 2015
Deferred tax assets:
Net operating tax carry-forwards	$20,842

Gross deferred tax asset	20,842
Valuation allowance	(20,842)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 4–NET OPERATING LOSSES

As of March 31, 2015, the Company has a net operating loss carry-forward of approximately $20,842, which will expire 20 years from the date the loss was incurred.

NOTE 5–STOCKHOLDERS’ EQUITY

The Company was formed with one class of common stock, $0.001 par value and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.001 par value and is authorized to issue 10,000,000 shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

On March 2, 2015, the Company issued 25,000,000 shares of common stock to its founder David Behrend. Mr. Behrend is the Company’s sole director and officers. The Company issued this stock to Mr. Behrend at a price of $0.003 per share for $75,000.

As of March 31, 2015, there are 25,000,000 shares of common stock outstanding.

F-8

NOTE 6–RELATED PARTY TRANSACTIONS

The officers and sole director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company’s majority shareholder has orally agreed to provide additional working capital to the Company. These advances are expected to be unsecured and not carry an interest rate or repayment terms; however, the shareholder has orally agreed not to seek repayment if he advances any funds until the Company is financially able to repay him.

NOTE 7–GOING CONCERN

The Company‘s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the second and third quarters going forward. The Company cannot provide any assurance or guarantee that it will be able to generate revenues. Potential investors must be aware if it is unable to raise additional funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from March 2, 2015 (inception) to March 31, 2015 of ($20,842). The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 – PROPERTY

The Company does not own any property and commencing on April 1, 2015, an unrelated third party provides office space to the Company for no cost.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after March 31, 2015 through the date the financial statements are available for issuance. Subsequent to the period ended March 31, 2015, the Company issued 426,500 shares of restricted common stock to various investors and consultants at $0.10 per share.

On April 30, 2015, David Behrend, the sole director and officer of the Company transferred all his shares in the Company to Jacaranda Investments, Inc., a corporation, which he owns 100% of the controlling interest.

F-9

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$53,500.00
SEC Filing Fee*	5.95
Blue sky fees and expenses*	1,000.00
Miscellaneous*	494.05
TOTAL	$55,000.00

* Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Certificate of Incorporation at Article Tenth providing for indemnification of our officers and directors as follows: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.”

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Laws of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

We are authorized to issue up to 100,000,000 shares, $0.001 par value, of common stock and 10,000,000 shares, $0.001 par value, of preferred stock. On March 5, 2015, we issued 25,000,000 common shares to our president and sole director for total consideration of $75,000, or $0.003 per share. On April 30, 2015, our president and sole director transferred his shares to Jacaranda Investments, Inc., a corporate entity controlled by him. In addition, from April 7, 2015 to May 7, 2015, we issued 244,000 common shares for total consideration of $24,400, or $0.10 per share, to 43 shareholders. From May 4, 2015 to May 7, 2015, we issued 182,500 common shares valued at $18,250, or $0.10 per share, to 10 individuals for consulting services rendered to us.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since we incorporated, we have sold the following securities, which we did not register under the Securities Act of 1933, as amended in reliance upon the exemption contained in Section 4 a (2) of the Securities Act of 1933, as amended:

March 2015

We issued 25,000,000 common shares to our officer and sole director for $75,000, or $0.003 per share. We issued these securities in reliance upon the exemption contained in Section 4 a (2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

April 2015

On April 30, 2015, our sole director transferred his shares to Jacaranda Investments, Inc., a corporation wholly owned by him in exchange for shares of its common stock.

We issued 220,000 common shares for $22,000 or $0.10 per share, to 39 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4 a (2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

May 2015

We issued 15,000 common shares for $150,000 or $0.10 per share, to 2 accredited investors. We issued these securities in reliance upon the exemption contained in Section 4 a (2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

We issued 191,500 common shares valued at $19,150 or $0.10 per share, to 11 individuals for consulting services rendered to us. We issued these securities in reliance upon the exemption contained in Section 4 a (2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

(b) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for working capital expenses associated with this prospectus and the balance of the proceeds will be applied to continued working capital.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of: (1) the disclosure of the application of the offering proceeds, or (2) disclosure of the termination of this offering.

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EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit
3.1*	Certificate of Incorporation
3.1a	Certificate of Correction of Certificate Incorporation
3.2 **	Bylaws
5.1 **	Opinion of Hateley & Hampton
14.1*	Code of Ethics
23.1a*	Consent of Anton & Chia, LLP
23.2*	Consent of Hateley & Hampton (included in Exhibit 5.1)

*	Filed with initial filing.
**	Filed herewith.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beverly Hills, State of California, on July 8 , 2015.

HUBILU VENTURE CORPORATION

/s/ David Behrend	/s/ Maurice Simone
David Behrend	Maurice Simone
Chairman, President, Chief Executive Officer, and Principal Financial and Accounting Officer	Vice President & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Behrend	/s/ Maurice Simone
David Behrend	Maurice Simone
Chairman, President, Chief Executive Officer and Principal Financial and Accounting Officer	Vice President & Secretary

July 8 , 2015	July 8 , 2015

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